Exhibit 99.1

CONNECTONE BANCORP, INC. TO PRESENT AT ANNUAL
KBW COMMUNITY BANK INVESTOR CONFERENCE ON JULY 29, 2014

Englewood Cliffs, N.J., July 28, 2014 (GLOBE NEWSWIRE) – ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”) announced today that Frank Sorrentino III, Chairman/CEO is scheduled to present at the KBW Community Bank Investor Conference on Tuesday July 29, 2014 at 11:00 a.m. (ET) at the Grand Hyatt Grand Central in New York City. Investors are invited to view a live webcast of the presentation by logging on to http://wsw.com/webcast/kbw21/cnob at that time.

The presentation will be archived for 90 days after the event for viewing.

About ConnectOne Bancorp, Inc.
ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, for ConnectOne Bank (“the Bank”). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 23 other banking offices.

For more information regarding ConnectOne Bank, visit https://www.ConnectOneBank.com.

Investor Contact:

William S. Burns

Executive VP & CFO

201.816.4474; bburns@cnob.com

Media Contact:

Siya Vansia

201.816.8900 svansia@cnob.com